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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

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       Date of report (Date of earliest event reported): February 7, 2006


                             USA TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


          Pennsylvania                   33-70992                 23-2679963

(State or other jurisdiction of      (Commission File         (I.R.S. Employer
 incorporation or  organization)          Number)            Identification No.)


                          100 Deerfield Lane, Suite 140
                           Malvern, Pennsylvania 19355
             (Address of principal executive offices and zip code)


        Registrant's telephone number, including area code: 610-989-0340


                                       n/a
           Former name or former address, if changed since last report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01. OTHER EVENTS.


      At the special meeting of shareholders of the Company held on February 7, 2006, the shareholders approved the plan of recapitalization providing for a 1-for-100 reverse stock split of the Common Stock, and to amend the Articles of Incorporation to effect such reverse stock split. Of the shares voted at the special meeting, 380,357,685 shares voted in favor of the proposal, 33,816,854 shares voted against the proposal, and 1,476,296 shares abstained from voting. The effective time of the reverse stock split will be the opening of trading on Friday, February 17, 2006. At that time, each one hundred shares of the Company's Common Stock shall be automatically converted into one share of the Company's Common Stock.

      At the special meeting, the shareholders also approved an amendment to the Company's Bylaws increasing the number of individuals who may serve on the Board of Directors to eleven. Of the shares voted, 385,814,460 shares voted in favor of the amendment, 26,973,233 shares voted against the amendment, and 2,855,142 shares abstained from voting.

                                   SIGNATURES

      Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        USA TECHNOLOGIES, INC.

                                        By: /s/ George R. Jensen, Jr.
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                                                George R. Jensen, Jr.
                                                Chief Executive Officer

Dated:  February 7, 2006